EXHIBIT 23(i)

                         [Hunton & Williams Letterhead]
                              951 East Byrd Street
                         Richmond, Virginia 23219-4074
                                 March 12, 1996

Dominion Resources, Inc.
Richmond, Virginia 23261

                            Dominion Resources, Inc.
                                   Form 10-K

Gentlemen:

     We consent to the incorporation by reference into the registration statements of Dominion Resources, Inc. on Form S-3 (File No. 33-58219 and File No. 33-60673) of the statements, included in this Annual Report on Form 10-K, made in regard to our firm that relate to franchises, title to properties, rate, environmental and other regulatory matters and litigation.

                                      Sincerely,
                                      /s/ HUNTON & WILLIAMS
                                          HUNTON & WILLIAMS